Exhibit 99.1

MRC Global Provides Update on Timing of

Earnings Release and Filing of Form 10-K

HOUSTON, TX – March 3, 2025 – MRC Global Inc. (NYSE: MRC) expects to file its 2024 Form 10-K with the Securities and Exchange Commission on or before March 18, 2025. Today, the company will file a Form 12b-25 (Notification of Late Filing) to allow for the extended filing date. Additionally, MRC Global plans to issue a separate press release, providing the timing and details of its fourth quarter and full year 2024 earnings release and conference call.

As previously announced, the company delayed the release of its financial results to allow additional time to complete year-end procedures specifically related to inventory counts, including physical inventory procedures. The company has now completed all required physical inventory counts but requires additional time to finalize the analysis and incorporate the results into the financial statements. Based on work completed to date, the company does not expect a material net inventory adjustment related to 2024 results or a restatement of prior periods.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act indicated by the word “expect” and similar expressions. These statements, including those about the company’s expected timing to file the Annual Report and announce 2024 results and the expectation of an immaterial inventory adjustment and the lack of a need to restate prior period financials are not guarantees of these expectations. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These risks and uncertainties include (among others) successful review of the results of inventory counts, the resolution of any potential variances, the completion of accounting rollbacks from the date of the inventory count at each location to December 31, 2024, the date of the company’s financial statements, and the completion of audit procedures by the company and its auditors.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of over 200 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 300,000 SKUs from over 8,500 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com.

Contact:

Monica Broughton

VP, Investor Relations & Treasury

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

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